UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 23, 2016

LEGACYTEXAS FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34737	27-2176993
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
5851 Legacy Circle, Plano, Texas		75024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 578-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

LegacyTexas Financial Group, Inc. (the “Registrant”) held its annual meeting of shareholders on May 23, 2016. Holders of record of the Registrant's common stock at the close of business on April 1, 2016, were entitled to vote on three proposals at the annual meeting. The final voting results of each proposal are set forth below.
Proposal 1 - Election of Directors
The election of Arcilia C. Acosta, Bruce W. Hunt and R. Greg Wilkinson as directors of the Registrant for a term to expire in the year 2019

	Arcilia C. Acosta	Bruce W. Hunt	R. Greg Wilkinson
For	38,331,439	36,657,014	38,501,760
Withheld	391,786	2,066,211	221,465
Broker Non-Votes	6,414,835	6,414,835	6,414,835

Proposal 2 - Shareholder Advisory Vote as to the Compensation of the Registrant's Executives
Non-binding advisory vote on executive compensation

For	37,656,014
Against	850,403
Abstain	216,805
Broker Non-Votes	6,414,838

Proposal 3 - Ratification of Independent Registered Public Accounting Firm
Ratification of the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the fiscal year ending December 31, 2016

For	45,012,588
Against	45,699
Abstain	79,773

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACYTEXAS FINANCIAL GROUP, INC.

Date:	May 25, 2016	By:	/s/ J. Mays Davenport
J. Mays Davenport, Executive Vice President and Chief Financial Officer